Exhibit 99.1

Interactive Strength Inc. (Nasdaq: TRNR) Enters into $500 Million Facility to Acquire AI-focused $FET Tokens and Launch Crypto Treasury Asset Strategy

ATW Partners and DWF Labs invested $55 million in initial closing

TRNR is expected to have the largest US publicly listed crypto treasury focused on an AI-token

TRNR enters into technology collaboration with Fetch.ai to power its fitness training with AI technology

Austin, Texas - June 11, 2025 - Interactive Strength Inc. (Nasdaq: TRNR), maker of innovative specialty fitness equipment under the CLMBR and FORME brands and pending acquirer of Sportstech and Wattbike, today announced that it has entered into a Securities Purchase Agreement to raise up to $500 million, the net proceeds of which are expected to be used exclusively to acquire $FET tokens, a leading AI digital asset developed by Fetch.ai.

This transaction is expected to result in TRNR having the largest publicly listed crypto treasury focused on an AI-token. TRNR is already in the process of acquiring $FET tokens with the initial $55 million of new capital that has been invested by private equity firm ATW Partners and crypto market maker DWF Labs.

“Digital assets are rapidly becoming an essential part of global financial infrastructure and AI is the biggest technological leap in our lifetime,” said Trent Ward, CEO of TRNR. “Fetch.ai is the market leader at the intersection of the two most important technology trends today: artificial intelligence and crypto. We believe our strategy to acquire a significant number of $FET tokens could dramatically accelerate our mission to create significant long-term value for TRNR shareholders.”

“We are proud to support this landmark deal, advancing institutional crypto adoption.” said Andrei Grachev, Managing Partner of DWF Labs. “As a global leader in crypto investments and market making, we see enormous potential in TRNR’s treasury strategy and Fetch.ai’s vision, signaling the next wave of corporate capital markets embracing AI-driven digital assets.”

“Unlike traditional models that generate isolated responses, Fetch.ai’s ecosystem is built on autonomous agents that can interact, collaborate, and transact in real time,” said Humayun Sheikh, CEO of Fetch.ai. “This enables users to build and monetize AI tools that operate independently—whether for booking doctor appointments, market forecasting, or personalized fitness plans.”

Fetch.ai’s platform features the world’s first decentralized LLM designed for autonomous action, not just content generation, and powers AI agents that optimize critical industries—from medical research and energy to logistics and finance. Fetch.ai is the original issuer of $FET and a member of the Artificial Superintelligence Alliance (ASI). As part of the deal, Fetch.ai will collaborate with TRNR to expand its digital fitness services and accelerate an AI-driven personal training platform.

This investment accelerates TRNR’s momentum from its two pending acquisitions, which TRNR believes highlights the strong institutional investor support for the Company’s strategy of combining crypto treasury assets and accretive acquisitions. The crypto treasury asset strategy is expected to strengthen TRNR’s financial flexibility, as well as support its AI and digital fitness ambitions, and increase shareholder exposure to next-generation growth assets.

$FET is a top-50 cryptocurrency and a top-5 AI-focused cryptocurrency by market capitalization according to coinmarketcap.com.

Exhibit 99.1

TRNR will leverage BitGo for both the trading and custody of its $FET holdings through BitGo’s best-in-class custody platform.

Advisors:

Legal advisors included Lucosky Brookman (Interactive Strength), K&L Gates/Ed Dartley (Fetch.ai), Kelly Drye & Warren (ATW Partners), Blank Rome (ATW Partners) and Nixon Peabody (DWF Labs). Wachsman is the communications and strategy firm for the transaction and the agency of record for Fetch.ai.

For more commentary, information and details on the rationale for and structure of the expected acquisition, please see TRNR’s investor website as well as its required filings with the U.S. Securities and Exchange Commission (SEC).

Fetch.ai Media Contact

Fetch.ai@wachsman.com

TRNR Media Contact

john@sintercompany.com

TRNR Investor Contact

ir@interactivestrength.com

About Fetch.ai:

Fetch.ai Inc. is a Delaware-based AI company and founding member of the ASI Alliance, is redefining the possibilities of an intelligent and connected world through its AI agent-based technology. Fetch.ai's infrastructure technology enables developers and businesses to build, deploy and monetize through an agent-based modular platform for the new generation of AI applications. The company's core product, Agentverse, fuses Language Models (LLMs) and AI Agents to create an open and dynamic marketplace that connects users to services and reimagines the current search experience. For additional information, visit: Fetch.ai.

About Interactive Strength Inc.:

Interactive Strength Inc. produces innovative specialty fitness equipment and digital fitness services under two main brands: 1) CLMBR and 2) FORME. Interactive Strength Inc. is listed on NASDAQ (symbol: TRNR).

CLMBR is a vertical climbing machine that offers an efficient and effective full-body strength and cardio workout. CLMBR's design is compact and easy to move – making it perfect for commercial or in-home use. With its low impact and ergonomic movement, CLMBR is safe for most ages and levels of ability and can be found at gyms and fitness studios, hotels, and physical therapy facilities, as well as available for consumers at home. www.clmbr.com.

FORME is a digital fitness platform that combines premium smart gyms with live virtual personal training and coaching to deliver an immersive experience and better outcomes for both consumers and trainers. FORME delivers an immersive and dynamic fitness experience through two connected hardware products: 1) The FORME Studio Lift (fitness mirror and cable-based digital resistance) and 2) The FORME Studio (fitness mirror). In addition to the company’s connected fitness hardware products, FORME offers expert personal training and health coaching in different formats and price points through Video On-Demand, Custom Training, and Live 1:1 virtual personal training. www.formelife.com.

Exhibit 99.1

Channels for Disclosure of Information
In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website. The inclusion of our website address or the address of any third-party sites in this press release are intended as inactive textual references only.

Forward Looking Statements:

This press release includes certain statements that are “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements generally are accompanied by words such as “believe”, “project”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “future”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the possibility of acquiring future businesses or completing the referenced pending transactions in a timely manner or at all, the ultimate gross proceeds of the financing, the Company having the largest US publicly listed crypto treasury focused on an AI-token, and the financing strengthening the Company’s financial flexibility, supporting the Company’s AI and digital fitness ambitions, and increasing shareholder exposure to next-generation growth assets. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include but are not limited to: whether ATW Partners and / or DWF Labs will invest further amounts, other US publicly listed companies’ crypto strategies, and the price of $FET tokens. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.

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